UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 18, 2009

ALYST ACQUISITION CORP.
_______________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021
_______________________________________________	____________
(Address of Principal Executive Offices)	(Zip Code)

      (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events

Alyst Acquisiton Corp. (“Alyst”) issued a press release on March 18, 2009, announcing that its merger target, China Networks Media, Ltd., a BVI company (“CN Media”), entered into a letter of intent (“LOI”), dated February 27, 2009, with Zhuhai Broadcasting and Television Station (“Zhuhai TV”), containing the principal terms for the formation of a 50:50 joint venture (the “Joint Venture”) between CN Media and Zhuhai TV.  If the transactions contemplated by the LOI are consummated, Zhuhai TV will join CN Media’s television joint ventures in Kunming and Yellow River as the newest member of its advertising network, expanding the population reach of CN Media to a total of approximately 38 million viewers.  CN Media’s management expects to execute definitive documentation covering the terms of the LOI before the end of July 2009 and to consummate the transactions contemplated by the LOI prior to the end of 2009.

The transactions described by the LOI are contingent on, among other things, finalizing definitive documentation and completion of an audit of Zhuhai TV’s advertising functions in accordance with US GAAP and PCAOB standards.  China Networks management expects to execute definitive documentation covering the terms of the LOI before the end of July 2009 and for the contemplated transactions to be consummated prior to December 31, 2009.  There can be no assurance, however, that a definitive agreement will be executed, the requisite audit completed or the contemplated transactions consummated within the expected timeframe or ever.

A copy of the registrant’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Alyst, China Networks International Holdings Ltd. (“CNIH”) and CN Media and their respective directors and executive officers, and Chardan and its partners and directors, may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the proposed business combination with CN Media. In connection with the pending transaction, CNIH has filed with the SEC a Registration Statement on Form S-4. The stockholders of Alyst are urged to read the Registration Statement and the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about CN Holdings, CN Media, Alyst and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of Alyst after the Registration Statement is declared effective by the SEC.

Stockholders will be able to obtain a copy of the preliminary and, when available definitive, proxy statement/prospectus and any other relevant filed documents at no charge from the U.S. Securities and Exchange Commission’s website (www.sec.gov). These documents are available from Alyst at no charge, as filed with the SEC, by directing a request to 233 East 69th Street, #6J, New York, New York 10021.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

Date: March 18, 2009	By:	/s/ Michael E. Weksel
	Name:	Michael E. Weksel
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated March 18, 2009